Exhibit (c)(3)
PRELIMINARY DRAFT — SUBJECT TO REVISION Presentation to the Special Committee BlueLinx Holdings Inc. PRELIMINARY DRAFT Strictly Confidential SUBJECT TO REVISION September 16, 2010 1

PRELIMINARY DRAFT — SUBJECT TO REVISION Disclaimer This presentation was prepared by Citadel Securities LLC (“Citadel”) solely for the use of the Special Committee of the Board of Directors (the “Special Committee”) of BlueLinx Holdings Inc. in connection with the fairness opinion being provided by Citadel. This presentation is for discussion purposes only, and is designed for use by the Special Committee in connection with its evaluation of a specific transaction and should not be used, considered or relied upon for any other purpose or in connection with any other matter. This presentation is being furnished and should be considered only in connection with other information, oral or written, being provided by Citadel in connection herewith. In providing this presentation, Citadel has relied upon, without independent verification, information that is publicly available, including prevailing financial and market conditions as of the date hereof, and upon information provided by or on behalf of the company and its management, all of which are subject to material change. Citadel does not warrant the completeness or accuracy of any of the information contained herein, and does not assume any responsibility for independent verification of any of the information contained herein, including any forecasts, projections or appraisals set forth herein. Citadel assumed, without independent verification, that such forecasts, projections and appraisals have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management (or with respect to forecasts, projections and appraisals obtained from public or third party sources, represent reasonable estimates). Citadel and its affiliates expressly disclaim any and all liability which may be based on this document and any errors therein or omissions therefrom. In addition, Citadel assumes no obligation to update or correct any of the information contained herein. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Nothing contained herein should be deemed to be a recommendation from Citadel to any party to enter into any transaction or to take any course of action. The recipient of this report must make its own independent decisions regarding any securities or financial instruments mentioned herein. Citadel is not an expert on, and does not render opinions regarding legal, accounting, regulatory or tax matters. We recommend that the Special Committee seek independent third party legal, accounting, regulatory and tax advice regarding the contents of this document. In addition, Citadel is not an expert on, and does not render opinions regarding the real estate matters included herein, including any reference to value, estimates or appraisals with respect to any real estate, property, land or building. We recommend that the Special Committee seek independent third party real estate advice regarding the contents of this document. Neither this presentation nor any of its contents may be summarized, excerpted from, disclosed publicly or made available to any third parties or used for any other purpose without the prior written consent of Citadel. Citadel Securities September 16, 2010 2 2

PRELIMINARY DRAFT — SUBJECT TO REVISION Table of Contents I. Summary of Management Projections II. Public Benchmarks of Value III. Summary Valuation Analysis IV. Detailed Valuation Analysis A. Comparable Company Analysis B. Precedent Transaction Analysis C. Discounted Cash Flow Analysis Appendix Citadel Securities September 16, 2010 3 3

PRELIMINARY DRAFT — SUBJECT TO REVISION I. Summary of Management Projections Citadel Securities September 11, 2009 4

PRELIMINARY DRAFT – SUBJECT TO REVISION

Management Projections Scenario Overview

» Management has developed three financial forecast scenarios for 2010E to 2015E with the main assumptions set out below

» We have conducted a valuation analysis on each of the scenarios for comparative purposes

Assumptions	Management Downside Case			Management Base Case			Management Upside Case		
	2010	2012	2015	2010	2012	2015	2010	2012	2015
Housing Starts ('000):	575	900	1,400	575	1,000	1,500	575	1,100	1,600
Revenue									
Total Revenue ($mm):	$1,841.6	$2,851.2	$4,705.4	$1,841.6	$3,168.0	$5,041.5	$1,841.6	$3,484.8	$5,377.6
Revenue/Incremental Start ($mm):	$3.2	$3.2	$3.4	$3.2	$3.2	$3.4	$3.2	$3.2	$3.4
Profitability									
Gross Margin ($mm):	$209.6	$335.0	$552.9	$212.1	$372.2	$592.4	$212.1	$409.5	$631.9
Gross Margin (%):	11.38%	11.75%	11.75%	11.52%	11.75%	11.75%	11.52%	11.75%	11.75%
EBITDA ($mm):	$(14.2)	$48.9	$186.7	$(11.9)	$60.9	$205.1	$(5.9)	$83.3	$229.4
EBITDA Margin (%):	NM	1.71%	3.97%	NM	1.92%	4.07%	NM	2.39%	4.27%
Sales Headcount:	619	638	724	619	638	736	619	669	736
Cash Flow									
Capital Expenditures ($mm):	$4.2	$10.0	$12.0	$4.2	$10.0	$12.0	$4.2	$10.0	$12.0
Working Capital Investment:	3.2	48.1	48.2	3.2	46.6	48.2	3.2	52.0	47.2
Taxes:	NOL Balance of $13.2mm as of 07/03/2010 and utilization of NOL balance through 2014; full tax payer at 39% in 2015			NOL Balance of $13.2mm as of 07/03/2010 and utilization of NOL balance through 2014; full tax payer at 39% in 2015			NOL Balance of $13.2mm as of 07/03/2010 and utilization of NOL balance through 2013; full tax payer at 39% in 2014 and 2015		

Citadel Securities September 16, 2010 | 5

PRELIMINARY DRAFT — SUBJECT TO REVISION Comparison of Projections: Management vs. CAI ($ in millions) Fiscal Year Ended December 31, 2010E 2011E 2012E 2013E 2014E 2015E Housing Starts (‘000s) Management Downside Case 575 725 900 1,050 1,200 1,400 Management Base Case 575 800 1,000 1,150 1,300 1,500 Management Upside Case 575 875 1,100 1,250 1,400 1,600 CAI Base Case 625 625 750 850 1,200 NA CAI Upside Case 625 750 850 1,200 1,300 NA Revenue Per Start Management Downside Case $3.20 $3.08 $3.17 $3.26 $3.36 $3.36 Management Base Case 3.20 3.08 3.17 3.26 3.36 3.36 Management Upside Case 3.20 3.08 3.17 3.26 3.36 3.36 CAI Base Case $2.91 $2.91 $2.91 $2.97 $3.03 NA CAI Upside Case 2.91 2.91 2.97 3.03 3.09 NA Revenue Management Downside Case $1,841.6 $2,230.1 $2,851.2 $3,426.2 $4,033.2 $4,705.4 Management Base Case 1,841.6 2,460.8 3,168.0 3,752.5 4,369.3 5,041.5 Management Upside Case 1,841.6 2,691.5 3,484.8 4,078.8 4,705.4 5,377.6 CAI Base Case $1,820.1 $1,820.1 $2,184.1 $2,525.1 $3,636.5 NA CAI Upside Case 1,820.1 2,184.1 2,525.1 3,636.5 4,018.7 NA EBITDA Management Downside Case ($14.2) $11.1 $48.9 $89.2 $137.2 $186.7 Management Base Case (11.9) 27.3 60.9 104.5 156.8 205.1 Management Upside Case(1) (5.9) 40.2 83.3 128.3 180.7 229.4 CAI Base Case ($9.6) ($15.5) $3.5 $24.9 $105.6 NA CAI Upside Case (9.6) 12.2 28.4 107.7 127.8 NA Working Capital Increase / (Decrease) Management Downside Case $3.2 $26.1 $48.1 $32.2 $59.0 $48.2 Management Base Case 3.2 47.8 46.6 32.4 59.3 48.2 Management Upside Case 3.2 63.5 52.0 38.7 52.5 47.2 CAI Base Case $5.8 — ($8.9) ($8.9) ($88.3) NA CAI Upside Case 5.8 (8.9) (48.6) (73.0) (14.6) NA Source: Company Management and Public filings (1) 2010 includes a $6.0mm gain on sale of real estate Citadel Securities September 16, 2010 6 6

PRELIMINARY DRAFT — SUBJECT TO REVISION Housing Starts Forecasts Case Summary 2010 2011 2012 2013 2014 2015 (‘000s) Management Downside 575 725 900 1050 1200 1400 Management Base 575 800 1000 1150 1300 1500 Management Upside 575 875 1100 1250 1400 1600 CAI Base 625 625 750 850 1200 CAI Upside 625 750 850 1200 1300 Forecast Sources: Avg. Excl. Wachovia/ Aug/Sep-2010 Co. Model Avg. Bounds Median RISI NAHB NAR Freddie-Mac Wells RBC GS APA FEA 2010 575 616 609 600 620 610 688 650 590 592 592 600 600 2011 800 817 816 810 710 871 978 950 810 793 665 745 830 Avg. Excl. Wachovia/ July-2010 Co. Model Avg. Bounds Median RISI NAHB (1) NAR Freddie-Mac Wells (1) RBC GS APA FEA 2010 601 640 640 639 610 647 679 660 580 665 629 630 NA 2011 825 878 883 862 720 938 965 1000 850 884 838 835 NA Avg. Excl. Wachovia/ March-2010 Co. Model Avg. Bounds Median RISI NAHB NAR Freddie-Mac Wells RBC GS APA FEA 2010 650 719 708 689 840 697 758 780 660 680 669 665 NA 2011 900 1,019 1,015 1,018 1260 1041 1064 1200 800 894 894 995 NA Source: Company Management and filings (1) Per July 20, 2010 APA Housing Starts reports Citadel Securities September 16, 2010 7 7

PRELIMINARY DRAFT — SUBJECT TO REVISION II. Public Benchmarks of Value Citadel Securities September 11, 2009 8

PRELIMINARY DRAFT – SUBJECT TO REVISION

BlueLinx Trading Performance Since IPO

Stock Price Performance Since IPO


$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
2,000
1,250
1,000
750
500
250
0
12/14/04
2/7/06
4/3/07
5/27/08
7/21/09
9/15/10
12/14/2004: Priced IPO of 9,500,000 shares of common stock at $13.50 per share for a total offering of $128.3mm
01/03/2006: Issues Q4 2005 guidance above analysts' expectations
07/22/2005: Acquired Lane Stanton Vance Lumber Company from Hampton Distribution Companies; Issues Q2 2005 Guidance below analysts' estimates
07/07/2006: Acquired Austin Hardwoods
01/23/2007: Issues Q4 2006 outlook below analysts estimates
10/12/2006: Issues Q3 2006 outlook below analysts' estimates
12/05/2007: Announces restructuring charge; Suspends payment of dividends on common stock
01/28/2008: Issues Q4 2007 guidance below analysts' estimates
03/10/2008: Stephen E. Macadam resigned as CEO and director, Howard S. Cohen serves as interim CEO and appointed to Chairman of the Board
07/16/2008: Issues Q2 2008 outlook above analysts' estimates
10/30/2008: Names George R. Judd as Chief Executive Officer
01/20/2009: Issues Q4 2008 outlook below analysts' estimates
07/15/2010: Goldman Sachs terminates coverage
5/06/2010: Q1 2010 Earnings announcement below analyst estimates
07/22/2010: CAI makes an offer to acquire remaining 44.61% of BXC for $3.40 per share

	Price	Premium
Share Price as of 9/15/10:	$3.37	
Median Since IPO:	$6.74	(50.0%)
1-year median:	3.39	(0.6%)
3-year median:	3.59	(6.1%)
52-week high:	6.32	(46.7%)
52-week low:	2.24	50.4%
All-time low:	1.05	221.0%

Sources: FactSet

Citadel Securities
September 16, 2010 | 9

PRELIMINARY DRAFT – SUBJECT TO REVISION

BlueLinx Research Perspectives

Wall Street Estimates Summary

Broker	EBTDA 2010	EBTDA 2011	EPS 2010	EPS 2011	Target Price	Rating	Date of Last Report	Comments
Goldman Sachs	$2.2	$47.1	($0.95)	($0.15)	$4.00	Neutral	07/15/10	Terminated coverage on 07/15/2010
D.A. Davidson & Co.	8.3	32.1	(0.78)	(0.27)	5.00	Buy	08/06/10	
Mean	**$5.2**	**$39.6**	**($0.87)**	**($0.21)**	**$4.50**			

Research Commentary

"Longer term, we expect gradual recovery for BXC's volumes, revenues, and profitability as US housing starts improve from historical trough levels. However, we do not believe that US housing starts will recover to normalized levels until at least 2013, given high unemployment levels, sluggish US GDP growth, and 20 months of total inventories (eight months of "regular" inventory plus 12 months of "shadow or some stage of delinquency/foreclosed properties"). As a result, we do not forecast BXC will reach normalized profitability levels until 2013."

July 15, 2010 – Goldman Sachs

"We are increasing the severity of our 2010 projected loss for BlueLinx from $0.59 to $0.78 per share. We no longer expect the company to post a profit in 2011, as our estimates swing from earnings per share of $0.07 to a loss of $0.27.

…

the outlook for housing has diminished over the past several months, as it became increasingly evident that, once housing stimulus funds dried up, so did demand. We note that BlueLinx continues to impress with its cost controls, and operating margins remain above historical trends, but without sustained volume, it won't fall to the bottom line.

…

On the positive front, the company successfully renegotiated its banking facility, extending its revolver (which was current) through January 2014."

August 6, 2010 – D.A. Davidson

Sources: Thomson One and Wall Street research

Citadel Securities September 16, 2010 | 10

PRELIMINARY DRAFT – SUBJECT TO REVISION

BlueLinx Shares Traded Analysis

Current Price (as of 9/15/2010): $3.37

Since Announcement (7/22/2010)


% of total
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
39.1%
28.6%
9.5%
16.6%
6.2%
$3.40 - $3.50
$3.50 - $3.60
$3.60 - $3.70
$3.70 - $3.80
$3.80 - $3.90

Low: $3.14 VWAP: $3.48 High: $3.96
3,806,460 shares traded (33% of free float)

Last 60 Days


% of total
80%
70%
60%
50%
40%
30%
20%
10%
0%
2.9%
0.0%
5.6%
70.7%
20.8%
$2.40 - $2.70
$2.70 - $3.00
$3.00 - $3.30
$3.30 - $3.60
$3.60 - $3.90

Low: $2.51 VWAP: $3.47 High: $3.96
5,908,010 shares traded (51% of free float)

Last 90 Days


% of total
70%
60%
50%
40%
30%
20%
10%
0%
7.5%
12.8%
15.1%
53.1%
11.5%
$2.30 - $2.65
$2.65 - $3.00
$3.00 - $3.35
$3.35 - $3.70
$3.70 - $4.05

Low: $2.24 VWAP: $3.32 High: $3.96
7,546,040 shares traded (65% of free float)

Full Turn of Float Since 04/28/2010 (140 Days)


% of total
80%
70%
60%
50%
40%
30%
20%
10%
0%
7.7%
40.3%
45.3%
2.2%
4.5%
$2.00 - $2.75
$2.75 - $3.50
$3.50 - $4.25
$4.25 - $5.00
$5.00 - $5.75

Low: $2.24 VWAP: $3.52 High: $5.63
11,501,740 shares traded (100% of free float)

Source: Capital IQ
Note: VWAP means volume weighted average price. High and low stock prices based on intra-day trading price and ranges are based on average of daily VWAPs.

Citadel Securities September 16, 2010 | 11

PRELIMINARY DRAFT – SUBJECT TO REVISION

BlueLinx Shareholder Analysis

Top Shareholders

Rank	Investor	Current Shares [1]	Market Value ($ actual)	% of Total Current Shares Out
1	Cerberus Capital Management, L.P.	18,100,000	$60,997,000	55.3%
2	Stadium Capital Management, LLC	1,635,949	5,513,148	5.0
3	Dimensional Fund Advisors LP	1,308,429	4,409,406	4.0
4	First Eagle Investment Management	1,000,000	3,370,000	3.1
5	HSBC Global Asset Management (UK) Limited	891,048	3,002,832	2.7
6	Regent Street Capital L.L.C.	600,000	2,022,000	1.8
7	The Vanguard Group, Inc.	390,989	1,317,633	1.2
8	Renaissance Technologies Corp.	308,800	1,040,656	0.9
9	BlackRock, Inc.	228,333	769,482	0.7
10	State Street Global Advisors, Inc.	142,915	481,624	0.4
11	Northern Trust Global Investments	127,957	431,215	0.4
12	The Bank of New York Mellon Corp	105,423	355,276	0.3
13	The Bank of New York Mellon Corp, Private Banking & Secu	66,144	222,905	0.2
14	JPMorgan Asset Management Holdings Inc.	55,675	187,625	0.2
15	Numeric Investors LLC	55,405	186,715	0.2
	Top 15 Holders	**25,017,067**	**$84,307,516**	**76.5%**
	Other Institutions	559,999	$1,887,197	1.7%
	Total Institutional Holders	**25,577,066**	**$86,194,712**	**78.2%**
1	Judd, George R.	1,094,503	$3,688,475	3.3%
2	Cohen, Howard S.	900,000	3,033,000	2.8
3	Goforth, Howard Douglas	383,069	1,290,943	1.2
4	McElrea, Charles H.	350,000	1,179,500	1.1
5	Adelman, Dean A.	276,326	931,219	0.8
6	Grant, Richard S.	10,000	33,700	0.0
7	Whitaker, Kent	9,400	31,678	0.0
8	Schumacher, Alan H.	7,750	26,118	0.0
	Other Insiders	-	-	0.0
	Total Insiders	**3,031,048**	**$10,214,632**	**9.3%**
	Implied Retail and Others	4,092,948	$13,793,235	12.5%
	Total	**32,701,062**	**$110,202,579**	**100.0%**

Ownership Breakdown



Retail and Other 12.5%
Insiders 9.3%
Other Institutional 1.7%
Top 15 Institutional 76.5%

Sources: Company filings, Capital IQ

(1) Shareholding numbers for all institutions are based on public filings as of 06/30/2010, except Regent Street Capital based on letter sent to BlueLinx special committee, and Stadium Capital Management holdings per Schedule 13D filed on 08/18/2010 and First Eagle Investment Management holdings per verbal communication to Citadel Securities, LLC.

Citadel Securities September 16, 2010 | 12

PRELIMINARY DRAFT — SUBJECT TO REVISION BlueLinx Shareholder Momentum Investment Est. Cost Basis % of Shares Held As of: Rank Institution Style LIFO FIFO Total Current(1) 3/31/2010 12/31/2009 9/30/2009 6/30/2009 3/31/2009 12/31/2008 9/30/2008 1 Cerberus Capital Management, L.P. Blend NA NA 55.3% 18,100,000 18,100,000 18,100,000 18,100,000 18,100,000 18,100,000 18,100,000 18,100,000 2 Stadium Capital Management, LLC Blend 5.96 3.88 5.0 1,635,949 1,219,363 1,201,761 1,201,761 1,134,884 768,120 593,837 593,437 3 Dimensional Fund Advisors LP GARP 8.08 6.15 4.0 1,308,429 1,348,816 1,453,068 1,474,690 1,577,088 1,587,819 1,585,490 1,309,239 4 First Eagle Investment Management Deep Value 3.24 3.24 3.1 1,000,000 — - — - — - — 5 HSBC Global Asset Management (UK) Limited Growth 2.74 2.74 2.7 891,048 1,124,500 1,124,500 1,124,500 1,124,500 1,124,500 1,124,500 — 6 Regent Street Capital L.L.C. Growth 2.74 2.74 1.8 600,000 1,233,709 1,233,709 1,233,709 1,233,709 1,233,709 1,233,709 — 7 The Vanguard Group, Inc. GARP 11.97 11.33 1.2 390,989 395,366 383,580 381,827 375,658 362,307 361,923 358,823 8 Renaissance Technologies Corp. Growth 7.11 4.72 0.9 308,800 316,000 328,000 339,700 300,800 290,300 394,700 337,300 9 BlackRock, Inc. GARP 3.24 3.15 0.7 228,333 339,532 426,573 13,144 15,114 2,000 2,000 2,000 10 State Street Global Advisors, Inc. GARP 6.00 3.67 0.4 142,915 162,266 171,415 184,265 115,500 50,550 44,980 90,095 11 Northern Trust Global Investments GARP 4.87 4.67 0.4 127,957 110,912 109,220 106,939 42,126 15,231 15,066 15,795 12 Goldman Sachs Asset Management, L.P. GARP 4.06 4.26 0.3 105,423 116,288 116,288 142,535 13,935 13,935 13,935 — 13 The Bank of New York Mellon Corp GARP 9.36 8.47 0.2 66,144 59,968 59,663 60,276 60,990 50,707 49,865 42,865 14 JPMorgan Asset Management Holdings Inc. GARP 3.14 3.14 0.2 55,675 59,000 62,475 27,167 30,375 — - — 15 Numeric Investors LLC GARP 10.55 6.22 0.2 55,405 55,405 63,805 79,565 88,305 94,100 97,000 143,100 16 California Public Employees’ Retirement System GARP 5.86 3.16 0.2 55,300 55,000 138,100 57,600 31,600 32,400 63,200 38,800 17 Exis Capital Management, Inc. Value 3.30 3.30 0.2 55,000 333,332 — - — - — - 18 New Zealand Superannuation Fund GARP 7.27 6.36 0.2 49,600 49,600 49,600 49,600 49,600 56,268 56,268 56,268 19 Parametric Portfolio Associates LLC Value 2.89 3.11 0.1 48,174 49,347 59,111 28,177 26,677 14,431 — 55,295 20 The Oxford Asset Management Co Ltd Value 4.02 4.02 0.1 35,776 — - — - — - - Total Shares (Top 20 Institutional) 25,260,917 25,128,404 25,080,868 24,605,455 24,320,861 23,796,377 23,736,473 21,143,017% Outstanding 77.2% 76.8% 76.7% 75.2% 74.4% 72.8% 72.6% 64.7% Volume Weighted Average Price $4.02 $3.30 $3.15 $4.26 $3.12 $2.20 $2.74 $5.45 Increase Neutral Decrease Source: Capital IQ, Bloomberg and FactSet (1) Shareholding numbers for all institutions are based on public filings as of 06/30/2010, except Regent Street Capital based on letter sent to BlueLinx special committee, and Stadium Capital Management holdings per Schedule 13D filed on 08/18/2010 and First Eagle Investment Management holdings per verbal communication to Citadel Securities, LLC. Citadel Securities September 16, 2010 13 13

PRELIMINARY DRAFT — SUBJECT TO REVISION III. Summary Valuation Analysis 1 Citadel Securities September 11, 2009 4

PRELIMINARY DRAFT — SUBJECT TO REVISION Valuation Methodology Overview Citadel has been asked to provide a valuation of BlueLinx for the Special Committee. Citadel has utilized three generally accepted valuation methods for assessing the implied Total Enterprise Value (“TEV”) of the Company: (1) Comparable Company Analysis; (2) Precedent Transactions Analysis; and (3) Discounted Cash Flow Analysis (DCF) » The value of a company is estimated based on the implied valuations of other publicly traded companies with relatively similar operating and financial characteristics » Citadel’s analysis of the selected companies includes a review of the financial information of each company in the peer group as Comparable Company well as an assessment of, among other things, scale of business, cyclical nature of revenues, growth prospects and product mix Analysis • Citadel made certain qualitative judgments concerning differences between the characteristics of BlueLinx and the comparable companies in the peer group » Upon selecting an appropriate peer group, Citadel determined the TEVs and calculated the implied multiples of Mid-cycle EBITDA (defined as average of 2004 -2009 EBITDA adjusted for one-time charges), 2010E EBITDA, 2011E EBITDA » The value of a company is estimated by examining publicly disclosed information in two categories of transactions: • Reviewing M&A transactions of comparable companies and analyzing the TEV as a multiple of Mid-cycle EBITDA (for BlueLinx, defined as average of 2004 -2009 EBITDA adjusted for one-time charges). A range of these multiples is then applied to BlueLinx’s Mid-cycle EBITDA to arrive at an estimate of implied TEV Precedent Transactions • Reviewing similar minority squeeze-out transactions and analyzing the premia paid on the target company’s share price. A range of these premia is then applied to BlueLinx’s share price on dates prior to the tender offer announcement to arrive at Analysis the implied equity value per share » This methodology requires qualitative judgments since each transaction occurs under unique circumstances and involves assets with specific and unique characteristics » Given the cyclicality of this industry, the limited number of public transactions over the past 10 years and lack of transfer of control in this transaction, the Precedent Transactions Analysis is viewed as a less relevant indication of value » The DCF analysis estimates the value of an asset or business by ascertaining the present value of expected future cash flows to be generated by the business » The cash flows analyzed include the value of unlevered free cash flows over the forecast period, plus a terminal value to account for the theoretical future value of the business beyond the forecast period, discounted to the present at a weighted average cost of Discounted Cash Flow capital commensurate with the risk of the cash flows Analysis • The terminal value is computed by applying a Mid-cycle EBITDA multiple of comparable companies and precedent transactions on BlueLinx’s forecasted Mid-cycle EBITDA » Citadel used Management Projections for the 2010E — 2015E period to derive projected unlevered free cash flows and discounted these cash flows and the estimated terminal value, at BlueLinx’s theoretical weighted average cost of capital (WACC) Citadel Securities September 16, 2010 15 15

PRELIMINARY DRAFT — SUBJECT TO REVISION Valuation Summary Methodology Implied Equity Reference Range Per Share 52 Week Range $2.24 $6.32 Public (1) Benchmarks Analyst Estimates $3.40 $4.09 Historical Mid-Cycle Multiple $0.00 $4.27 Company Analysis EBITDA Downside Case $0.00 $1.46 Comparable Fwd. ‘09A -’15E Mid-Cycle Base Case $0.00 $3.85 Upside Case $1.64 $6.91 Precedent Analysis EBITDA Multiples $0.00 $4.27 Transaction Premia Paid $3.39 $4.61 Downside Case $0.00 $1.24 Cash Flow Analysis Base Case $0.00 $3.53 Discounted Upside Case $1.77 $6.50 Current Price of $3.37 Per Share CAI Tender Offer Price of as of 9/15/2010 $3.40 Per Share $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 (1) Analyst estimates reflect the present value of the 12-18 month price targets based upon a 17.5% discount rate (approximately midpoint of BXC’s estimate cost of equity). Goldman Sachs 12 month price target terminated coverage Citadel Securities September 16, 2010 16 16

PRELIMINARY DRAFT — SUBJECT TO REVISION Analysis At Various Prices ($ in millions, except per share prices) BXC 1 Day CAI Current Pre Ann. Offer Illustrative Transaction Price Stock Price (09/15/10) $3.37 $2.51 $3.40 $3.75 $4.00 $4.25 $4.50 Premium NA (25.5%) 0.9% 11.3% 18.7% 26.1% 33.5% % 52 Week High ($6.32) 6.32 53.3% 39.7% 53.8% 59.3% 63.3% 67.2% 71.2% % 52 Week Low ($2.24) 2.24 150.4% 112.1% 151.8% 167.4% 178.6% 189.7% 200.9% Premium Prior to Announcement ($2.51 on 7/21/10) 1 Day ($2.51) 34.3% 0.0% 35.5% 49.4% 59.4% 69.3% 79.3% 1 Week ($2.85) 18.2% (11.9%) 19.3% 31.6% 40.4% 49.1% 57.9% 2 Weeks ($2.87) 17.4% (12.5%) 18.5% 30.7% 39.4% 48.1% 56.8% 1 Month ($3.07) 9.8% (18.2%) 10.7% 22.1% 30.3% 38.4% 46.6% Equity Value $118.0 $87.9 $119.0 $131.3 $140.0 $148.8 $157.5 Plus: Debt @ 7/3/2010 (1) 448.9 448.9 448.9 448.9 448.9 448.9 448.9 Less: Cash @ 7/3/2010 (2) (44.8) (44.8) (44.8) (44.8) (44.8) (44.8) (44.8) Enterprise Value $522.0 $491.9 $523.0 $535.3 $544.1 $552.8 $561.6 Financial Statistic (3) Implied Transaction Multiples Enterprise Value / Mid-Cycle EBITDA 2004A — 2009A $79.1 6.6x 6.2x 6.6x 6.8x 6.9x 7.0x 7.1x Enterprise Value / EBITDA 2010E Downside Case ($8.8) NM NM NM NM NM NM NM 2010E Base Case (6.5) NM NM NM NM NM NM NM 2010E Upside Case (6.5) NM NM NM NM NM NM NM 2011E Downside Case $11.1 47.1x 44.4x 47.2x 48.3x 49.1x 49.9x 50.7x 2011E Base Case 27.3 19.2 18.0 19.2 19.6 20.0 20.3 20.6 2011E Upside Case 40.2 13.0 12.2 13.0 13.3 13.5 13.8 14.0 Source: Company Management and filings Note: Fully Diluted Share count of 35.0mm shares (1) Debt of $448.9mm excludes unfunded pension liability of $17.0mm (2) Cash of $44.8mm includes restricted cash in escrow for mortgage liability of $26.0mm (3) Mid-cycle EBITDA calculated as the average EBITDA from 2004 — 2009. Per Company Management, the $17.8mm gain from Georgia-Pacific (net of $1.0mm write-off of an intangible asset associated with the agreement) is equivalent to the present value of lost future contributions over the remaining life of the contract originally scheduled to end on May 7, 2010 (contract terminated April 27, 2009). The 2009 and 2010E EBITDA are pro forma to assume the early termination did not occur and are pro-rata for the amount expected to be generated in 2010 (i.e. 33% of the total gain). 2010E and 2011E EBITDA per management. 2010E adjusted for one-time items Citadel Securities September 16, 2010 17 17

PRELIMINARY DRAFT – SUBJECT TO REVISION

Overview of Other Factors Impacting Value

» The following additional factors have been included in our analysis

	Overview
Unfunded Pension	» As of Q2 2010, BlueLinx has an unfunded pension liability of $17.0mm • Although there is no need to fund these obligations at the closing of any potential transaction, these unfunded liabilities are implicitly a factor impacting transaction value as they are considered 'debt-like'
Swap Agreement	» In June 2006, BlueLinx entered into an Interest Rate Swap agreement related to the variable rate revolving credit facility • Swap agreement is in place through April 2011 • Notional amount of $150.0mm • BlueLinx receives monthly interest at 30 day LIBOR and pays a fixed rate of 5.4% » Swap agreement is currently ineffective since the Company reduced its borrowings under the credit facility » As of Q2 2010, the fair market value of the swap liability is $6.2mm • Although there is no need to fund this obligation at the closing of any potential transaction, there is a direct negative cash flow impact on BlueLinx's performance and therefore implicitly affects valuation
Net Operating Losses	» As of Q2 2010, the Company had an NOL balance of $13.2mm • As a result, the Company is not projected to pay cash taxes until 2013 in the base case and upside case, and 2014 in the downside case

Source: Company Management

Citadel Securities

September 16, 2010 | 18

PRELIMINARY DRAFT — SUBJECT TO REVISION IV. Detailed Valuation Analysis 1 Citadel Securities September 11, 2009 9

PRELIMINARY DRAFT — SUBJECT TO REVISION A. Comparable Company Analysis 2 Citadel Securities September 11, 2009 0

PRELIMINARY DRAFT — SUBJECT TO REVISION Comparable Company Analysis Overview Citadel selected a group of comparable companies and identified an appropriate range of valuation multiples to calculate the estimated TEV for BlueLinx » The comparable companies analysis establishes a benchmark for asset valuation by deriving the value of publicly traded “comparable” companies. After analyzing BlueLinx’s business operations and industry, a universe of companies is complied from various sources including database research, industry review, discussions with management and Citadel’s knowledge of the industry • A key factor to this approach is the selection of companies with relatively similar business and operational characteristics. Criteria for selecting comparable companies include, among other things: » Scale of business » Cyclical nature of revenues » Growth prospects » Product mix » The selection of truly comparable companies is often difficult and subject to interpretation. The underlying concept, however, is to develop a premise for relative value, which when coupled with other approaches, presents a foundation for determining TEV » Valuation multiples for each comparable company were calculated. Common valuation multiples include TEV as a multiple of forward annual EBITDA, historical and forward Mid-cycle EBITDA (Mid-cycle EBITDA is usually considered the most relevant valuation multiple for cyclical building products, manufacturing and distribution companies) • For the universe of companies Citadel focused on 2004 to 2009 to arrive at historical Mid-cycle multiples, along with 2010E and 2011E EBITDA multiples • For BlueLinx, historical Mid-cycle EBITDA defined as average of 2004-2009 EBITDA (adjusted for one-time items) and forward Mid-cycle EBITDA defined as average of 2009A-2015E EBITDA (adjusted for one-time items) » Citadel believes that public market comparables analysis should not be entirely based on quantitative mechanics. Citadel, as a result, made qualitative judgments concerning differences between, among other relevant characteristics, the financial, operating and business characteristics of BlueLinx and its selected comparable public companies Citadel Securities September 16, 2010 21 21

PRELIMINARY DRAFT – SUBJECT TO REVISION

Comparable Company Analysis

Company	Price as of 9/15/10	Market Value	Enterprise Value[1]	TEV / Adjusted EBITDA[3] Mid-Cycle[2]	TEV / Adjusted EBITDA[3] 2010E[4]	TEV / Adjusted EBITDA[3] 2011E[4]	Price / Earnings[4] 2010E	Price / Earnings[4] 2011E
BlueLinx (Current)	**$3.37**	**$118**	**$522**	**6.6x**	**36.2x**	**11.1x**	**NM**	**48.1x**
BlueLinx (Offer)	**3.40**	**119**	**523**	**6.6**	**36.3**	**11.1**	**NM**	**48.6**
BlueLinx (Pre-Announcement)	**2.51**	**88**	**492**	**6.2**	**34.2**	**10.4**	**NM**	**35.9**
Wood Products								
Ainsworth[5]	$2.48	$250	$660	6.4x	NA	NA	NM	NM
Canfor	7.88	1,126	1,510	10.9	7.4	7.1	50.8	45.1
Louisiana-Pacific	7.63	995	1,325	5.4	16.0	8.8	NM	44.9
Norbord	11.35	499	871	3.9	6.6	4.9	14.4	10.2
Universal Forest Products	28.51	554	607	5.2	6.9	5.3	20.7	13.9
West Fraser	37.74	1,636	1,854	7.1	4.9	5.4	14.7	19.2
			Max	**10.9x**	**16.0x**	**8.8x**	**50.8x**	**45.1x**
			Mean	**6.5**	**8.4**	**6.3**	**25.1**	**26.7**
			Median	**5.9**	**6.9**	**5.4**	**17.7**	**19.2**
			Min	**3.9**	**4.9**	**4.9**	**14.4**	**10.2**
Distributors								
Beacon Roofing Supply[6]	$14.38	$656	$915		8.2x	7.0x	16.5x	13.0x
Builders FirstSource	2.34	226	271		NM	NM	NM	NM
CanWel Building	4.57	278	442		9.3	6.9	10.5	7.8
Huttig Building Products	0.79	19	70		NA	NA	NA	NA
Interline Brands	17.27	582	773		8.4	7.4	16.3	13.4
Simpson Manufacturing	24.56	1,218	970		8.2	7.1	22.7	18.3
Watsco	52.86	1,821	1,922		15.3	12.2	21.1	16.5
			Max		**15.3x**	**12.2x**	**22.7x**	**18.3x**
			Mean		**9.9**	**8.1**	**17.4**	**13.8**
			Median		**8.4**	**7.1**	**16.5**	**13.4**
			Min		**8.2**	**6.9**	**10.5**	**7.8**

Source: Wall Street Research, Company Filings
Notes: Dollars in U.S. millions, except per share; Pricing as of 09/15/10; Based on most recent financials
(1) Enterprise Value = Market Value of Equity + Debt + Preferred Equity + Minority Interest - Cash and Marketable Securities
(2) Mid-cycle EBITDA calculated as the simple average of the annual Adjusted EBITDA from 2004-2009
(3) Adjusted EBITDA = Operating Income + D&A (from Cash Flow Statement) + non-recurring expenses
(4) Per Wall Street Research
(5) EBITDA projections unavailable
(6) Adjusted EBITDA calendarized to a December 31 year end

Citadel Securities September 16, 2010 | 22

PRELIMINARY DRAFT – SUBJECT TO REVISION

Valuation Analysis Summary

Comparable Company Analysis

($ in millions, except per share data)	Financial Statistic (1)	Multiple Range Low	Multiple Range High	Enterprise Value Low	Enterprise Value High	Equity Value Low	Equity Value High	Per Share Low	Per Share High
Downside Case									
Wood Products Public Companies									
EV / '04 – '09 Mid-Cycle EBITDA	$79.1	5.0x	7.0x	$395.4	$553.5	($8.7)	$149.5	($0.25)	$4.27
EV / Fwd. '09–'15E Mid-Cycle EBITDA	65.0	5.0	7.0	325.0	455.0	(79.0)	51.0	(2.26)	1.46
EV / 2010E EBITDA	(8.8)	6.0	8.0	(52.8)	(70.4)	(456.9)	(474.5)	(13.05)	(13.56)
EV / 2011E EBITDA	11.1	5.5	7.5	60.9	83.1	(343.1)	(321.0)	(9.80)	(9.17)
Distribution Public Companies									
EV / 2010E EBITDA	($8.8)	8.0x	10.0x	($70.4)	($88.1)	($474.5)	($492.1)	($13.56)	($14.06)
EV / 2011E EBITDA	11.1	7.0	9.0	77.5	99.7	(326.5)	(304.4)	(9.33)	(8.70)
	Implied Reference Range							$0.00	$4.27
Base Case									
Wood Products Public Companies									
EV / '04 – '09 Mid-Cycle EBITDA	$79.1	5.0x	7.0x	$395.4	$553.5	($8.7)	$149.5	($0.25)	$4.27
EV / Fwd. '09–'15E Mid-Cycle EBITDA	77.0	5.0	7.0	384.8	538.8	(19.2)	134.7	(0.55)	3.85
EV / 2010E EBITDA	(6.5)	6.0	8.0	(39.1)	(52.2)	(443.2)	(456.2)	(12.66)	(13.03)
EV / 2011E EBITDA	27.3	5.5	7.5	149.9	204.4	(254.1)	(199.6)	(7.26)	(5.70)
Distribution Public Companies									
EV / 2010E EBITDA	($6.5)	8.0x	10.0x	($52.2)	($65.2)	($456.2)	($469.2)	($13.03)	($13.41)
EV / 2011E EBITDA	27.3	7.0	9.0	190.8	245.3	(213.3)	(158.8)	(6.09)	(4.54)
	Implied Reference Range							$0.00	$4.27
Upside Case									
Wood Products Public Companies									
EV / '04 – '09 Mid-Cycle EBITDA	$79.1	5.0x	7.0x	$395.4	$553.5	($8.7)	$149.5	($0.25)	$4.27
EV / Fwd. '09–'15E Mid-Cycle EBITDA	92.3	5.0	7.0	461.5	646.1	57.4	242.0	1.64	6.91
EV / 2010E EBITDA	(6.5)	6.0	8.0	(39.0)	(52.1)	(443.1)	(456.1)	(12.66)	(13.03)
EV / 2011E EBITDA	40.2	5.5	7.5	220.9	301.2	(183.2)	(102.8)	(5.23)	(2.94)
Distribution Public Companies									
EV / 2010E EBITDA	($6.5)	8.0x	10.0x	($52.1)	($65.1)	($456.1)	($469.1)	($13.03)	($13.40)
EV / 2011E EBITDA	40.2	7.0	9.0	281.1	361.4	(122.9)	(42.6)	(3.51)	(1.22)
	Implied Reference Range							$0.00	$6.91

Note: As of 7/3/2010, cash (including restricted cash in escrow for mortgage liability), debt and fully diluted share count equal $44.8mm, $448.9mm and 35.0mm, respectively; per management

(1) Mid-cycle EBITDA calculated as the average of the annual EBITDA from 2004 - 2009. Per Company Management, the $17.8mm gain from Georgia-Pacific (net of $1.0mm write-off of an intangible asset associated with the agreement) is equivalent to the present value of lost future contributions over the remaining life of the contract originally scheduled to end on May 7, 2010 (contract terminated April 27, 2009). The 2009 and 2010E EBITDA are pro forma to assume the early termination did not occur and are pro-rata for the amount expected to be generated in 2010 (i.e. 33% of the total gain). 2010E and 2011E EBITDA per management

Citadel Securities September 16, 2010 | 23

PRELIMINARY DRAFT — SUBJECT TO REVISION B. Precedent Transaction Analysis 2 Citadel Securities September 11, 2009 4

PRELIMINARY DRAFT — SUBJECT TO REVISION Precedent Transactions Analysis Overview Citadel reviewed public information in two categories of transactions: merger and acquisition transactions involving building products distributors and wood products manufacturers with operating and financial characteristics similar to BlueLinx and determined the implied range of valuation multiples to calculate an estimated TEV for BlueLinx; and similar minority squeeze-out transactions using this data, Citadel determined the implied premia range to calculate an estimated Equity Value for BlueLinx » In reviewing merger and acquisition transactions involving building products distributors and wood products manufacturers, Citadel computes the implied valuation multiples for each precedent transaction. Common valuation multiples included TEV (based on the total price paid for the transaction) as a multiple of Mid-cycle EBITDA • Citadel used TEV to Mid-cycle EBITDA multiples, as this is usually considered the most relevant valuation multiple for highly cyclical businesses like building materials distributors companies and wood product manufacturers • Citadel focused on valuation multiples based on Mid-cycle EBITDA computed for BlueLinx as the average of annual EBITDA from 2004 to 2009 (adjusted for one-time charges) » Unlike the Comparable Company Analysis, the TEV derived using this methodology reflects a “control” premium (i.e., a premium paid to purchase a majority or controlling position in the assets of the company). This methodology generally produces higher valuations than the Comparable Company Analysis • Given lack of transfer of control in this transaction, this is a less relevant methodology for evaluating this transaction » In reviewing similar squeeze-out transactions, Citadel computes the implied premia paid on each target company’s share price • The implied premia is based on the additional value paid above the target company’s share price at dates prior to the announcement of the transaction » Citadel believes that Precedent Transactions Analysis should not be entirely based on quantitative mechanics. Citadel, as a result, made qualitative judgments concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition Citadel Securities September 16, 2010 25 25

PRELIMINARY DRAFT – SUBJECT TO REVISION

Precedent Transactions Analysis

Announced Date	Buyer	Target	Implied Enterprise Value [1]	EV / Adjusted EBITDA [2] LTM	EV / Adjusted EBITDA [2] Mid-Cycle [3]
Wood Products					
03/29/2010	Brascan Asset Mgmt, Tricap	Ainsworth	$619.8	135.9x	5.9x
12/21/2006	Georgia-Pacific	International Paper (Mills) [4]	237.0	NA	NA
11/29/2006	West Fraser Timber	International Paper (Mills) [5]	244.4	10.1	NA
01/19/2006	Canfor	New South Companies [6]	206.5	5.9	NA
07/21/2004	West Fraser Timber	Weldwood of Canada [7]	950.9	5.2	7.8
11/25/2003	Canfor	Slocan Forest Products [8]	485.7	7.2	4.9
			Max	**135.9x**	**7.8x**
			Mean	**32.9**	**6.2**
			Median	**7.2**	**5.9**
			Min	**5.2**	**4.9**
Distributors					
02/02/2006	JLL Partners & Warbug Pincus	Builders FirstSource	$1,149.1	8.4x	
01/09/2006	Home Depot	Hughes Supply	3,638.6	12.7	
06/09/2005	Beacon Roofing Supply	SDI Holding [9]	153.0	8.5	
11/10/2004	CanWel Building Materials	Sodisco-Howden Group	91.1	7.4	
08/06/2004	Gulfside Supply	Eagle Supply Group [10]	66.4	6.5	
05/16/2003	Investor Group	Wolohan Lumber	40.6	4.7	
04/03/2003	Bradco Supply	Wickes	193.1	17.0	
02/11/2000	Guardian Industries	Cameron Ashley Building Products	352.7	6.8	
			Max	**17.0x**	
			Mean	**9.0**	
			Median	**7.9**	
			Min	**4.7**	

Source: Wall Street Research, Company Filings
Notes: Dollar amounts in U.S. millions except per share amounts
(1) Enterprise Value = Offer price per share x Fully Diluted Shares Outstanding + Short-term Debt + Long-term Debt + Preferred Equity + Minority Interest - Cash and Marketable Securities
(2) Adjusted EBITDA = Operating Income + D&A (from Cash Flow Statement) + non-recurring expenses included in Operating Income
(3) Mid-Cycle EBITDA calculated as the average EBITDA of 5 -6 years prior to transaction announcement.
(4) Implied Enterprise Value equal to transaction price. Source: Wall Street research
(5) LTM Adj. EBITDA based on 2006 YTD data. Excludes synergies. Source: Wall Street research
(6) Implied Enterprise Value equal to transaction price. Source: Wall Street research
(7) Excludes synergies. Source: Wall Street research
(8) LTM Adj. EBITDA based on 2003E Adj. EBITDA. Excludes synergies. Source: Wall Street research
(9) Source: Wall Street research
(10) Fiscal year end 6/30

Citadel Securities September 16, 2010 | 26

PRELIMINARY DRAFT — SUBJECT TO REVISION Precedent Minority Squeeze-Out Transactions (>30%) Tansaction Date Offer Premium Prior to Target Stock Price Transaction % Final % Announced Effective Target Name Acquiror Name Value ($mm) Acquired 1 Day 1 Week 4 Weeks Increase 06/02/10 Pending Gerdau Ameristeel Corp Gerdau Steel North America Inc $1,607 33.7% 52.6% 55.9% 60.8% 0.0% 09/09/09 Pending Landry’s Restaurants Inc Tilman J Fertitta 178 44.9% 125.6% 152.3% 154.7% 66.1% 07/29/09 12/17/09 OSG America LP Overseas Shipholding Group Inc 72 46.7% 41.4% 56.5% 52.1% 28.1% 07/13/09 12/21/09 iBasis Inc Koninklijke KPN NV 95 44.0% 130.8% 136.2% 129.0% 93.5% 08/12/08 11/04/08 UnionBanCal Corp Bank of Tokyo-Mitsubishi UFJ 3,707 34.6% 26.3% 28.6% 103.0% 16.7% 07/21/08 03/26/09 Genentech Inc Roche Holding AG 46,695 44.3% 16.1% 26.0% 28.1% 6.7% 03/10/08 01/02/09 Nationwide Finl Svcs Inc Nationwide Mutual Insurance Co 2,450 33.5% 37.8% 28.7% 28.7% 10.7% 10/23/07 05/09/08 Waste Industries USA Inc Investor Group 272 49.0% 33.5% 40.9% 31.5% 3.4% 07/17/07 04/15/08 Alfa Corp Investor Group 890 45.2% 44.7% 44.9% 31.5% 25.0% 06/21/07 12/21/07 Fun Technologies Inc Liberty Media Corp 97 47.0% 4.7% 9.2% 22.9% 0.1% 06/06/07 10/31/07 OCPI Oplink Communications Inc 79 41.9% 10.7% 10.0% 10.0% 0.0% 06/01/07 02/26/08 Nurun Inc Quebecor Media Inc 70 44.0% 31.9% 33.8% 35.7% 10.7% 02/26/07 08/15/07 St Lawrence Cement Grp Inc Holcim Ltd 584 36.6% 33.5% 45.9% 49.0% 8.1% 11/20/06 04/20/07 TD Banknorth Inc Toronto-Dominion Bank 3,232 43.0% 6.5% 8.4% 7.1% 0.0% 10/09/06 06/22/07 NetRatings Inc VNU NV 378 39.5% 44.1% 45.0% 46.1% 31.3% 07/08/05 03/22/06 Cruzan International Inc Absolut Spirits Co Inc 58 32.3% 12.5% 9.1% 8.7% 0.0% 07/01/05 10/28/05 Tipperary Corp Santos Ltd 140 45.5% 18.9% 16.1% 36.3% 0.3% 02/21/05 07/26/05 Eon Labs Inc Novartis AG 933 32.5% 11.0% 7.8% 23.5% 0.0% 08/02/04 12/08/04 Cox Communications Inc Cox Enterprises Inc 8,390 37.8% 26.0% 24.6% 25.2% 8.6% 02/19/02 04/11/02 Travelocity.com Inc Sabre Holdings Corp 447 30.0% 45.8% 40.3% 22.5% 21.7% 06/06/01 12/13/01 Liberty Financial Cos Inc Liberty Mutual Insurance Co 536 30.0% 24.8% 40.1% 40.4% 0.0% 05/14/01 10/31/01 Agency.com Ltd Seneca Investments LLC 54 34.3% 63.4% 45.0% 161.7% 11.7% 12/14/00 08/31/01 NPC International Inc O Gene Bicknell 94 35.0% 11.3% 6.8% 32.0% 1.3% 10/27/00 03/16/01 Azurix Corp Enron Corp 330 33.1% 135.1% 135.1% 135.1% 0.0% 07/24/00 01/11/01 Phoenix Investment Partners Phoenix Home Life Mutual 430 41.0% 44.0% 40.0% 62.6% 26.0% 04/24/00 07/17/00 Cherry Corp Investor Group 131 48.9% 103.1% 109.1% 70.3% 40.8% 04/07/00 05/22/00 Monarch Development Corp Taylor Woodrow PLC 142 45.0% 50.0% 56.3% 66.7% 0.0% 01/31/00 04/20/00 Thermo BioAnalysis Thermo Instrument Systems Inc 168 29.9% 51.4% 55.6% 53.4% 0.0% 01/19/00 02/09/00 Trigen Energy Corp Elyo 159 47.0% 38.2% 42.4% 31.9% 0.0% 01/19/00 04/19/00 Conning Corp Metropolitan Life Insurance Co 74 39.0% 15.6% 38.9% 52.1% 19.0% Max $46,695 49.0% 135.1% 152.3% 161.7% 93.5% Mean 2,416 39.6% 43.0% 46.3% 53.8% 14.3% Median 225 40.3% 35.6% 40.2% 38.4% 7.4% Min 54 29.9% 4.7% 6.8% 7.1% 0.0% 07/22/10(1) Pending BlueLinx Holdings Inc. CAI $57 48.3% 35.5% 19.3% 10.7% 0.0% Source: SDC Note: Transactions criteria include minimum deal value of $50.0mm, greater than 30% acquired, target nationality U.S. or Canada, announcement date since 2000 and 100% cash acquisitions (1) Transaction percentage acquired equals the percent of fully diluted shares CAI does not currently own Citadel Securities September 16, 2010 27 27

PRELIMINARY DRAFT – SUBJECT TO REVISION

Valuation Analysis Summary

Precedent Transaction Analysis

($ in millions, except per share data)

	Estimate[1]	Multiple Range		Enterprise Value		Equity Value		Per Share	
		Low	High	Low	High	Low	High	Low	High
Wood Products									
Mid-Cycle EBITDA	$79.1	5.0x	7.0x	$395.4	$553.5	($8.7)	$149.5	($0.25)	$4.27
LTM EBITDA	5.9	6.0	8.0	35.6	47.4	(368.5)	(356.6)	(10.53)	(10.19)
Distribution									
LTM EBITDA	5.9	6.0	8.0	35.6	47.4	(368.5)	(356.6)	(10.53)	(10.19)
Implied Reference Range								**$0.00**	**$4.27**

Premia Paid Analysis

Date	Range	Stock Price	Premium Range		Implied Share Price	
			Low	High	Low	High
7/21/2010	One Day	$2.51	35.0%	45.0%	$3.39	$3.64
7/15/2010	One Week	2.85	40.0%	45.0%	3.99	4.13
6/22/2010	One Month	3.07	40.0%	50.0%	4.30	4.61
Implied Reference Range					**$3.39**	**$4.61**

Note: As of 7/3/2010, cash (including restricted cash in escrow for mortgage liability), debt and fully diluted share count equal $44.8mm, $448.9mm and 35.0mm, respectively; per management

(1) Mid-cycle EBITDA calculated as the average EBITDA from 2004 – 2009. Per Company Management, the $17.8mm gain from Georgia-Pacific (net of $1.0mm write-off of an intangible asset associated with the agreement) is equivalent to the present value of lost future contributions over the remaining life of the contract originally scheduled to end on May 7, 2010 (contract terminated April 27, 2009). The 2009 and LTM EBITDA are pro forma to assume the early termination did not occur and are pro-rata for the amount expected to be generated in 2010 (i.e. 33% of the total gain).

Citadel Securities September 16, 2010 | 28

PRELIMINARY DRAFT — SUBJECT TO REVISION C. Discounted Cash Flow Analysis 2 Citadel Securities September 11, 2009 9

PRELIMINARY DRAFT — SUBJECT TO REVISION Discounted Cash Flow Analysis Overview Citadel conducted a DCF Analysis to estimate the TEV of BlueLinx based on the net present value (NPV) of projected unlevered free cash flows over a given forecast period » The discounted cash flow methodology reflects a company’s projected future earnings and financial performance » Management Projections dated September 14, 2010 (2010E — 2015E) are the bases of the DCF analysis • 2010E cash flows equal 2010 management projections less 1H 2010 actuals » “Unlevered Free Cash Flow” for purposes of a DCF analysis means the difference between cash inflows and cash outflows from operating activities reduced by cash taxes paid and capital expenditures, and adjusted for changes in net working capital. The future unlevered free cash flows are discounted by the weighted average cost of capital — or WACC — to derive a present value of such cash flows » The present value of BlueLinx’s cash flow from July 1, 2010 to December 31, 2015 was calculated by discounting the unlevered free cash flows at various WACC rates ranging from 8.0% — 10.0% to address the risk in BlueLinx’s future cash flows • The WACC is computed using a weighted cost of equity derived under the Capital Asset Pricing Model (CAPM) and a weighted after-tax cost of debt » The cost of equity assumes the risk free rate of 3.5% (10 year US treasury rate), a Beta of 1.55 (quantitative measure of BlueLinx’s volatility relative to the market) and a range of market risk premia » The after-tax cost of debt assumes an effective tax rate of 39.0% and a cost of debt of 5.4% (weighted average interest rate on BlueLinx existing revolving credit facility and mortgage debt) as provided by Management » The terminal value, based on Citadel’s analysis, represents roughly 58% — 68% of the total DCF value • Citadel applied a range of 5.0x — 7.0x on Mid-cycle EBITDA to estimate the terminal value which was then discounted by the WACC to derive the present value of Citadel’s terminal value • Mid-cycle EBITDA calculated as the average EBITDA for the periods 2009A through 2015E (adjusted for one-time items) Citadel Securities September 16, 2010 30 30

PRELIMINARY DRAFT — SUBJECT TO REVISION Discounted Cash Flow Analysis — Downside Case Discounted Free Cash Flow Analysis Mid-Cycle Fiscal year Ending December 31, CAGR EBITDA ‘09-’15E 2009A(4) 2010E(4) 2H 2010 2011E 2012E 2013E 2014E 2015E ‘10E-’15E Total Revenues $2,779.7 $1,646.1 $1,841.6 $869.8 $2,230.1 $2,851.2 $3,426.2 $4,033.2 $4,705.4 20.6% % Growth (40.8%) 11.9% NA 21.1% 27.9% 20.2% 17.7% 16.7% EBITDA (1) $65.0 $10.9 ($9.3) ($8.8) ($18.1) $11.1 $48.9 $89.2 $137.2 $186.7 NA % Growth NM NM NA NM 341.3% 82.5% 53.9% 36.0% % Margin (0.6%) (0.5%) (2.1%) 0.5% 1.7% 2.6% 3.4% 4.0% Less: Income Taxes (2) (4.8) (0.1) (0.2) — - — ($6.3) ($51.6) Less: Capital Expenditures (1.8) (4.2) (2.9) (10.0) (10.0) (12.0) (12.0) (12.0) Less: Working Capital Investment (3) 9.2 (3.0) 77.2 (19.1) (48.1) (32.2) (59.0) (48.2) Unlevered Free Cash Flow ($16.1) $56.0 ($18.1) ($9.2) $45.0 $59.9 $74.9 Terminal Multiple & Discount Rate Sensitivities Discounted PV of Terminal Value at Various Total Enterprise Value at (5) (6) Discount Cash Flows Mid-Cycle EBITDA Exit Multiples(6) (7) Various Mid-Cycle EBITDA Exit Mult. Rate 2H ‘10E — ‘15E 5.0x 6.0x 7.0x 5.0x 6.0x 7.0x 8.0% $154.8 $221.2 $265.4 $309.7 $376.0 $420.2 $464.5 8.5% 152.4 + 216.1 259.4 302.6 = 368.6 411.8 455.0 9.0% 150.1 211.2 253.5 295.7 361.3 403.6 445.8 9.5% 147.9 206.4 247.7 289.0 354.3 395.6 436.9 10.0% 145.7 201.8 242.2 282.5 347.5 387.8 428.2 Less Equity Vaue at Implied Price Per Share at (8) (6) (6) Discount Net Debt Various Mid-Cycle EBITDA Exit Mult. Various Mid-Cycle EBITDA Exit Mult. Rate @ 7/3/2010 5.0x 6.0x 7.0x 5.0x 6.0x 7.0x 8.0% $421.1 ($45.1) ($0.8) $43.4 ($1.29) ($0.02) $1.24 8.5% 421.1 = (52.5) (9.3) 33.9 = (1.50) (0.27) 0.97 9.0% 421.1 (59.7) (17.5) 24.8 (1.71) (0.50) 0.71 9.5% 421.1 (66.8) (25.5) 15.8 (1.91) (0.73) 0.45 10.0% 421.1 (73.6) (33.3) 7.1 (2.10) (0.95) 0.20 Source: Company filings and Management (1) 2009A adjusted to include Pension Expense and excludes one time charges (2) Excludes tax refund in 2010 and includes cash impact after NOL carry forwards per Company (3) Working capital excludes bank overdrafts (4) Per Company Management, the $17.8mm gain from Georgia-Pacific (net of $1.0mm write-off of an intangible asset associated with the agreement) is equivalent to the present value of lost future contributions over the remaining life of the contract originally scheduled to end on May 7, 2010 (contract terminated April 27, 2009). The 2009 and 2010E EBITDA are pro forma to assume the early termination did not occur and are pro-rata for the amount expected to be generated in 2010 (i.e. 33% of the total gain). (5) Assumes mid-year convention for discounting projection period cash flows (6) Terminal value based upon Mid-cycle EBITDA multiple (7) Present value adjusted for fair value of swap agreement of $6.2mm as of 7/3/10 (8) Net debt at 7/3/10 is calculated as the sum of current debt, bank overdrafts, capital leases and unfunded pension liability less unrestricted cash and restricted cash in escrow for mortgage liability Citadel Securities September 16, 2010 31 31

PRELIMINARY DRAFT – SUBJECT TO REVISION

Discounted Cash Flow Analysis – Base Case

Discounted Free Cash Flow Analysis

	Mid-Cycle EBITDA '09-'15E	2009A[4]	2010E[4]	2H 2010	2011E	2012E	2013E	2014E	2015E	CAGR '10E-'15E
		Fiscal year Ending December 31,								
Total Revenues		$1,646.1	$1,841.6	$869.8	$2,460.8	$3,168.0	$3,752.5	$4,369.3	$5,041.5	*22.3%*
% Growth		*(40.8%)*	*11.9%*	*NA*	*33.6%*	*28.7%*	*18.4%*	*16.4%*	*15.4%*	
EBITDA [1]	$77.0	($9.3)	($6.5)	($15.8)	$27.3	$60.9	$104.5	$156.8	$205.1	*NA*
% Growth		*NM*	*NM*	*NA*	*NM*	*123.4%*	*71.6%*	*50.1%*	*30.8%*	
% Margin		*(0.6%)*	*(0.4%)*	*(1.8%)*	*1.1%*	*1.9%*	*2.8%*	*3.6%*	*4.1%*	
Less: Income Taxes [2]			(0.1)	(0.2)	-	-	-	($32.2)	($59.2)	
Less: Capital Expenditures			(4.2)	(2.9)	(10.0)	(10.0)	(12.0)	(12.0)	(12.0)	
Less: Working Capital Investment [3]			(3.0)	77.2	(40.8)	(46.6)	(32.4)	(59.3)	(48.2)	
Unlevered Free Cash Flow			**($13.8)**	**$58.2**	**($23.5)**	**$4.3**	**$60.1**	**$53.3**	**$85.7**	

Terminal Multiple & Discount Rate Sensitivities

Discount Rate	Discounted Cash Flows[5] 2H '10E - '15E		PV of Terminal Value at Various Mid-Cycle EBITDA Exit Multiples[6] [7] 5.0x	6.0x	7.0x		Total Enterprise Value at Various Mid-Cycle EBITDA Exit Mult.[6] 5.0x	6.0x	7.0x
8.0%	$178.1	+	$261.9	$314.3	$366.7	=	$440.0	$492.3	$544.7
8.5%	175.4		255.9	307.1	358.3		431.3	482.5	533.6
9.0%	172.7		250.1	300.1	350.2		422.8	472.8	522.9
9.5%	170.1		244.4	293.3	342.2		414.6	463.5	512.4
10.0%	167.6		238.9	286.7	334.5		406.6	454.4	502.1

Discount Rate	Less Net Debt [8] @ 7/3/2010		Equity Vaue at Various Mid-Cycle EBITDA Exit Mult.[6] 5.0x	6.0x	7.0x		Implied Price Per Share at Various Mid-Cycle EBITDA Exit Mult.[6] 5.0x	6.0x	7.0x
8.0%	$421.1	=	$18.9	$71.3	$123.6	=	$0.54	$2.04	$3.53
8.5%	421.1		10.2	61.4	112.6		0.29	1.75	3.22
9.0%	421.1		1.7	51.8	101.8		0.05	1.48	2.91
9.5%	421.1		(6.5)	42.4	91.3		(0.19)	1.21	2.61
10.0%	421.1		(14.5)	33.3	81.1		(0.41)	0.95	2.32

Source: Company filings and Management
(1) 2009A adjusted to include Pension Expense and excludes one time charges
(2) Excludes tax refund in 2010 and includes cash impact after NOL carry forwards per Company
(3) Working capital excludes bank overdrafts
(4) Per Company Management, the $17.8mm gain from Georgia-Pacific (net of $1.0mm write-off of an intangible asset associated with the agreement) is equivalent to the present value of lost future contributions over the remaining life of the contract originally scheduled to end on May 7, 2010 (contract terminated April 27, 2009). The 2009 and 2010E EBITDA are pro forma to assume the early termination did not occur and are pro-rata for the amount expected to be generated in 2010 (i.e. 33% of the total gain).
(5) Assumes mid-year convention for discounting projection period cash flows
(6) Terminal value based upon Mid-cycle EBITDA multiple
(7) Present value adjusted for fair value of swap agreement of $6.2mm as of 7/3/10
(8) Net debt at 7/3/10 is calculated as the sum of current debt, bank overdrafts, capital leases and unfunded pension liability less unrestricted cash and restricted cash in escrow for mortgage liability

Citadel Securities September 16, 2010 | 32

PRELIMINARY DRAFT — SUBJECT TO REVISION Discounted Cash Flow Analysis — Upside Case Discounted Free Cash Flow Analysis Mid-Cycle Fiscal year Ending December 31, CAGR EBITDA ‘09-’15E 2009A(4) 2010E(4) 2H 2010 2011E 2012E 2013E 2014E 2015E ‘10E-’15E Total Revenues $2,779.7 $1,646.1 $1,841.6 $869.8 $2,691.5 $3,484.8 $4,078.8 $4,705.4 $5,377.6 23.9% % Growth (40.8%) 11.9% NA 46.2% 29.5% 17.0% 15.4% 14.3% EBITDA (1) $92.3 $10.9 ($9.3) ($6.5) ($15.8) $40.2 $83.3 $128.3 $180.7 $229.4 NA % Growth NM NM NA NM 107.4% 54.1% 40.8% 27.0% % Margin (0.6%) (0.4%) (1.8%) 1.5% 2.4% 3.1% 3.8% 4.3% Less: Income Taxes (2) (4.8) (0.1) (0.2) — - ($17.4) ($51.1) ($69.9) Less: Capital Expenditures (1.8) (4.2) (2.9) (10.0) (10.0) (12.0) (12.0) (12.0) Less: Working Capital Investment (3) 9.2 (3.0) 77.2 (56.5) (52.0) (38.7) (52.5) (47.2) Unlevered Free Cash Flow ($13.8) $58.3 ($26.3) $21.3 $60.3 $65.0 $100.3 Terminal Multiple & Discount Rate Sensitivities Discounted PV of Terminal Value at Various Total Enterprise Value at (5) (6) Discount Cash Flows Mid-Cycle EBITDA Exit Multiples(6) (7) Various Mid-Cycle EBITDA Exit Mult. Rate 2H ‘10E — ‘15E 5.0x 6.0x 7.0x 5.0x 6.0x 7.0x 8.0% $208.8 $314.1 $376.9 $439.7 $522.8 $585.7 $648.5 8.5% 205.6 + 306.9 368.3 429.7 = 512.5 573.8 635.2 9.0% 202.4 299.9 359.9 419.9 502.3 562.3 622.3 9.5% 199.4 293.1 351.8 410.4 492.5 551.1 609.8 10.0% 196.4 286.5 343.8 401.2 482.9 540.2 597.5 Less Equity Vaue at Implied Price Per Share at (8) (6) (6) Discount Net Debt Various Mid-Cycle EBITDA Exit Mult. Various Mid-Cycle EBITDA Exit Mult. Rate @ 7/3/2010 5.0x 6.0x 7.0x 5.0x 6.0x 7.0x 8.0% $421.1 $101.8 $164.6 $227.4 $2.91 $4.70 $6.50 8.5% 421.1 = 91.4 152.8 214.1 = 2.61 4.36 6.12 9.0% 421.1 81.3 141.3 201.2 2.32 4.04 5.75 9.5% 421.1 71.4 130.0 188.7 2.04 3.72 5.39 10.0% 421.1 61.8 119.1 176.4 1.77 3.40 5.04 Source: Company filings and Management (1) 2009A adjusted to include Pension Expense and excludes one time charges (2) Excludes tax refund in 2010 and includes cash impact after NOL carry forwards per Company (3) Working capital excludes bank overdrafts (4) Per Company Management, the $17.8mm gain from Georgia-Pacific (net of $1.0mm write-off of an intangible asset associated with the agreement) is equivalent to the present value of lost future contributions over the remaining life of the contract originally scheduled to end on May 7, 2010 (contract terminated April 27, 2009). The 2009 and 2010E EBITDA are pro forma to assume the early termination did not occur and are pro-rata for the amount expected to be generated in 2010 (i.e. 33% of the total gain). (5) Assumes mid-year convention for discounting projection period cash flows (6) Terminal value based upon Mid-cycle EBITDA multiple (7) Present value adjusted for fair value of swap agreement of $6.2mm as of 7/3/10 (8) Net debt at 7/3/10 is calculated as the sum of current debt, bank overdrafts, capital leases and unfunded pension liability less unrestricted cash and restricted cash in escrow for mortgage liability Citadel Securities September 16, 2010 33 33

PRELIMINARY DRAFT – SUBJECT TO REVISION

Weighted Average Cost of Capital

WACC Analysis	Low	High
Cost of Equity		
U.S. Risk Free Rate (10 year U.S. Treasury)	3.5%	3.5%
Equity Market Risk Premium [1]	5.5%	7.5%
Small Cap Risk Premium [2]	4.0%	4.0%
Barra Beta [3]	1.55	1.55
Cost of Equity	16.0%	19.1%
Cost of Debt		
Weighted Average Cost of Debt (Pre-tax) [4]	5.4%	5.4%
Effective Marginal Tax Rate	39.0%	39.0%
Weighted Average Cost of Debt (After-tax)	3.3%	3.3%
Debt/Capitalization (Market)	70.0%	50.0%
WACC	7.1%	11.2%

Company Name	Debt / Total Cap
Wood Products	
Canfor Corp.	22.8%
Norbord, Inc.	46.6%
Louisiana-Pacific Corp.	43.5%
Universal Forest Products Inc.	11.0%
West Fraser Timber Co. Ltd.	16.1%
Ainsworth Lumber Co. Ltd.	69.0%
Median	**33.1%**
Mean	**34.8%**
Distributors	
Interline Brands Inc.	34.3%
CanWel Building Materials Group Ltd.	37.1%
Builders FirstSource, Inc.	42.8%
Huttig Building Products Inc.	73.8%
Beacon Roofing Supply Inc.	34.1%
Watsco Inc.	NA
Simpson Manufacturing Co., Inc.	NA
Median	**37.1%**
Mean	**44.4%**
Total	
Median	**37.1%**
Mean	**39.2%**
BlueLinx [5]	**78.4%**

Source: Company filings, Bloomberg, Barra Beta, and Management
Note: Debt includes mortgage debt, revolving credit facility, unfunded pension liabilities and capital leases as available
(1) Source: Ibbotson Associates, SBBI 2009 Yearbook, Market Results for 1926-2009. Long-horizon expected equity risk premium. Large company stock total returns minus intermediate-term government bond income returns
(2) Source: Ibbotson Associates, SBBI 2009 Yearbook, Market Results for 1926-2009. Equals 3.99% and 1.85% for market capitalization ranges of $1.0 - $431.3mm and $432.2 - $1,600.2mm, respectively
(3) Source: Barra long term version local predicted beta
(4) Excludes unfunded pension liabilities; Revolver interest rate used is weighted average calculation per Management
(5) Debt includes mortgage debt, revolving credit facility, unfunded pension liabilities and capital leases and excludes bank overdraft as available

Citadel Securities September 16, 2010 | 34

PRELIMINARY DRAFT — SUBJECT TO REVISION Appendix 3 Citadel Securities September 11, 2009 5

PRELIMINARY DRAFT – SUBJECT TO REVISION

Illustrative Real Estate Valuation Analysis

			Illustrative Value with Discount of:		
	No.	Value	(10%)	(15%)	(20%)
Owned Properties - Collateral for Mortgage					
Total Mortgaged Properties - Appraised in 2006	56	$362,120,000 [1]	$325,908,000	$307,802,000	$289,696,000
Owned Properties - Not Collateral for Mortgage					
Assets Appraised in 2004 [2]	3	$6,570,000 [3]	$5,913,000	$5,584,500	$5,256,000
Assets Purchased in 2007 [4]	1	1,300,000 [5]	1,170,000	1,105,000	1,040,000
Total Non-Mortgaged Properties	4	$7,870,000	$7,083,000	$6,689,500	$6,296,000
Excess Land					
Assets with 2010 Valuation Estimate	9	$11,145,000	$11,145,000	$11,145,000	$11,145,000
Assets at Purchase Price in 2006 [6]	1	370,044	333,040	314,537	296,035
Total	10	$11,515,044	$11,478,040	$11,459,537	$11,441,035
Gross Value of Land and Buildings	**70**	**$381,505,044**	**$344,469,040**	**$325,951,037**	**$307,433,035**
Tax Basis		122,793,061	122,793,061	122,793,061	122,793,061
Pre-NOL Gain		$258,711,983	$221,675,978	$203,157,976	$184,639,974
NOL		13,200,000	13,200,000	13,200,000	13,200,000
Taxable Gain		**$245,511,983**	**$208,475,978**	**$189,957,976**	**$171,439,974**
Assumed Tax Rate		39.0%	39.0%	39.0%	39.0%
Taxes Owed		**95,749,673**	**81,305,632**	**74,083,611**	**66,861,590**
Net Value of Land and Buildings		**$285,755,371**	**$263,163,408**	**$251,867,427**	**$240,571,445**
Less: Mortgage Debt (as of 7/3/2010) [7]		285,669,000	285,669,000	285,669,000	285,669,000
Plus: Restricted Cash for Mortgage (as of 7/3/2010)		25,995,638	25,995,638	25,995,638	25,995,638
Net Proceeds		**$26,082,009**	**$3,490,046**	**($7,805,935)**	**($19,101,917)**
FD Share Count		**35.003**	**35.003**	**35.003**	**35.003**
Net Proceeds per Share [8]		**$0.75**	**$0.10**	**($0.22)**	**($0.55)**

Source: All figures per management unless noted otherwise
(1) Per third party appraisal as of 5/17/2006 by CB Richard Ellis, provided by management
(2) Baton Rouge and Buffalo Triad and Sacramento properties
(3) Per third party appraisal as of 2004, figure provided by management
(4) Charleston (2) property, purchased on 3/13/2007
(5) Purchase Price
(6) Pensacola property value per purchase price
(7) Does not take into account any pre-payment penalties
(8) Based on FD Share Count

Citadel Securities September 16, 2010 | 36

PRELIMINARY DRAFT – SUBJECT TO REVISION

Management Projections: Downside Case

($ in millions)	Fiscal Year Ended December 31,						
	2009A	2010E	2011E	2012E	2013E	2014E	2015E
Housing Starts ('000s)	554	575	725	900	1,050	1,200	1,400
% Growth	*(38.9%)*	*3.8%*	*26.1%*	*24.1%*	*16.7%*	*14.3%*	*16.7%*
Revenue / Incremental Start	$2.97	$3.20	$3.08	$3.17	$3.26	$3.36	$3.36
Total Revenue	$1,646.1	$1,841.6	$2,230.1	$2,851.2	$3,426.2	$4,033.2	$4,705.4
% Growth	*(40.8%)*	*11.9%*	*21.1%*	*27.9%*	*20.2%*	*17.7%*	*16.7%*
Gross Profit	$193.2	$209.6	$262.0	$335.0	$402.6	$473.9	$552.9
Margin %	*11.7%*	*11.4%*	*11.8%*	*11.8%*	*11.8%*	*11.8%*	*11.8%*
EBITDA	$0.2	($14.2)	$11.1	$48.9	$89.2	$137.2	$186.7
Margin %	*0.0%*	*NM*	*0.5%*	*1.7%*	*2.6%*	*3.4%*	*4.0%*
Operating Expenses	$237.5	$237.9	$263.6	$298.0	$326.3	$351.3	$382.5
% of Sales	*14.4%*	*12.9%*	*11.8%*	*10.5%*	*9.5%*	*8.7%*	*8.1%*
Operating Income	($44.3)	($28.3)	($1.5)	$37.0	$76.3	$122.6	$170.4
Margin %	*NM*	*NM*	*NM*	*1.3%*	*2.2%*	*3.0%*	*3.6%*
Non-Operating Inc/(Exp)	$27.5	$0.5	-	-	-	-	-
Interest Expense	40.1	32.6	33.3	33.9	36.9	37.8	38.1
Income Before Taxes	(56.9)	(60.4)	(34.8)	3.1	39.3	84.8	132.3
Margin %	*NM*	*NM*	*NM*	*0.1%*	*1.1%*	*2.1%*	*2.8%*
Taxes	$4.8	0.1	-	-	-	$6.3	$51.6
Net Income	(61.7)	(60.5)	(34.8)	3.1	39.3	78.5	80.7
Margin %	*NM*	*NM*	*NM*	*0.1%*	*1.1%*	*1.9%*	*1.7%*
Sales Headcount	598	619	638	669	695	714	724
Capex	$1.8	$4.2	$10.0	$10.0	$12.0	$12.0	$12.0
Working Capital Investment (1)	(11.7)	3.2	26.1	48.1	32.2	59.0	48.2
Free Cash Flow (2)	(21.7)	(45.4)	(41.6)	(43.1)	8.1	22.1	36.8
Cash	29.5	10.0	19.0	20.0	25.0	25.0	25.0
Debt	341.7	386.7	445.1	489.4	486.6	464.8	461.2

Source: Company Management

(1) Working capital calculated as the year-over-year change in current assets minus current liabilities. Current assets include Accounts receivable, Inventory, Deferred tax assets and Other current assets Current liabilities include Accounts payable, Bank overdrafts, Accrued compensation, Long-term debt, Current debt (2008 only), and Other current liabilities

(2) Free cash flow calculated as EBITDA less interest, non-cash interest, taxes, and change in working capital

Citadel Securities September 16, 2010 | 37

PRELIMINARY DRAFT — SUBJECT TO REVISION Management Projections: Base Case ($ in millions) Fiscal Year Ended December 31, 2009A 2010E 2011E 2012E 2013E 2014E 2015E Housing Starts (‘000s) 906 554 575 800 1,000 1,150 1,300 1,500% Growth (38.9%) 3.8% 39.1% 25.0% 15.0% 13.0% 15.4% Revenue / Incremental Start $2.97 $3.20 $3.08 $3.17 $3.26 $3.36 $3.36 Total Revenue 2,780 $1,646.1 $1,841.6 $2,460.8 $3,168.0 $3,752.5 $4,369.3 $5,041.5% Growth (40.8%) 11.9% 33.6% 28.7% 18.4% 16.4% 15.4% Gross Profit 315 $193.2 $212.1 $289.1 $372.2 $440.9 $513.4 $592.4 Margin % 11.7% 11.5% 11.8% 11.8% 11.8% 11.8% 11.8% EBITDA 11 $0.2 ($11.9) $27.3 $60.9 $104.5 $156.8 $205.1 Margin % 0.0% NM 1.1% 1.9% 2.8% 3.6% 4.1% Operating Expenses 326 $237.5 $238.1 $274.5 $323.3 $349.3 $371.2 $403.6% of Sales 14.4% 12.9% 11.2% 10.2% 9.3% 8.5% 8.0% Operating Income (11) ($44.3) ($26.0) $14.7 $49.0 $91.6 $142.2 $188.8 Margin % NM NM 0.6% 1.5% 2.4% 3.3% 3.7% Non-Operating Inc/(Exp) $27.5 $0.5 — - - — -Interest Expense 40.1 32.6 33.4 34.2 36.3 36.9 37.0 Income Before Taxes (56.9) (58.2) (18.7) 14.8 55.2 105.3 151.8 Margin % NM NM NM 0.5% 1.5% 2.4% 3.0% Taxes $4.8 0.1 — - — $32.2 $59.2 Net Income (61.7) (58.3) (18.7) 14.8 55.2 73.1 92.6 Margin % NM NM NM 0.5% 1.5% 1.7% 1.8% Sales Headcount 598 619 638 726 731 734 736 Capex $1.8 $4.2 $10.0 $10.0 $12.0 $12.0 $12.0 Working Capital Investment (1) (11.7) 3.2 47.8 46.6 32.4 59.3 48.2 Free Cash Flow (2) (21.7) (43.2) (56.9) (29.8) 23.7 16.5 48.7 Cash 29.5 10.0 19.0 20.0 25.0 25.0 25.0 Debt 341.7 384.5 458.1 489.2 472.3 459.9 444.2 Source: Company Management (1) Working capital calculated as the year-over-year change in current assets minus current liabilities. Current assets include Accounts receivable, Inventory, Deferred tax assets and Other current assets Current liabilities include Accounts payable, Bank overdrafts, Accrued compensation, Long-term debt, Current debt (2008 only), and Other current liabilities (2) Free cash flow calculated as EBITDA less interest, non-cash interest, taxes, and change in working capital Citadel Securities September 16, 2010 38 38

PRELIMINARY DRAFT – SUBJECT TO REVISION

Management Projections: Upside Case

($ in millions)	Fiscal Year Ended December 31,						
	2009A	2010E	2011E	2012E	2013E	2014E	2015E
Housing Starts ('000s)	554	575	875	1,100	1,250	1,400	1,600
% Growth	*(38.9%)*	*3.8%*	*52.2%*	*25.7%*	*13.6%*	*12.0%*	*14.3%*
Revenue / Incremental Start	$2.97	$3.20	$3.08	$3.17	$3.26	$3.36	$3.36
Total Revenue	$1,646.1	$1,841.6	$2,691.5	$3,484.8	$4,078.8	$4,705.4	$5,377.6
% Growth	*(40.8%)*	*11.9%*	*46.2%*	*29.5%*	*17.0%*	*15.4%*	*14.3%*
Gross Profit	$193.2	$212.1	$316.3	$409.5	$479.3	$552.9	$631.9
Margin %	*11.7%*	*11.5%*	*11.8%*	*11.8%*	*11.8%*	*11.8%*	*11.8%*
EBITDA	$0.2	($5.9)	$40.2	$83.3	$128.3	$180.7	$229.4
Margin %	*0.0%*	*NM*	*1.5%*	*2.4%*	*3.1%*	*3.8%*	*4.3%*
Operating Expenses	$237.5	$238.1	$288.7	$338.1	$363.8	$386.8	$418.8
% of Sales	*14.4%*	*12.9%*	*10.7%*	*9.7%*	*8.9%*	*8.2%*	*7.8%*
Operating Income	($44.3)	($26.0)	$27.6	$71.4	$115.4	$166.1	$213.1
Margin %	*NM*	*NM*	*1.0%*	*2.0%*	*2.8%*	*3.5%*	*4.0%*
Non-Operating Inc/(Exp)	$27.5	$6.5	-	-	-	-	-
Interest Expense	40.1	32.6	33.2	33.6	35.1	35.0	33.8
Income Before Taxes	(56.9)	(52.1)	(5.6)	37.8	80.4	131.1	179.2
Margin %	*NM*	*NM*	*NM*	*1.1%*	*2.0%*	*2.8%*	*3.3%*
Taxes	$4.8	0.1	-	-	$17.4	$51.1	$69.9
Net Income	(61.7)	(52.2)	(5.6)	37.8	63.0	80.0	109.3
Margin %	*NM*	*NM*	*NM*	*1.1%*	*1.5%*	*1.7%*	*2.0%*
Sales Headcount	598	619	669	735	738	736	736
Capex	$1.8	$4.2	$10.0	$10.0	$12.0	$12.0	$12.0
Working Capital Investment (1)	(11.7)	3.2	63.5	52.0	38.7	52.5	47.2
Free Cash Flow (2)	(21.7)	(37.1)	(59.5)	(12.3)	25.3	30.0	66.4
Cash	29.5	10.0	19.0	20.0	25.0	25.0	25.0
Debt	341.7	378.4	454.3	467.5	449.1	422.9	389.3

Source: Company Management

(1) Working capital calculated as the year-over-year change in current assets minus current liabilities. Current assets include Accounts receivable, Inventory, Deferred tax assets and Other current assets. Current liabilities include Accounts payable, Bank overdrafts, Accrued compensation, Long-term debt, Current debt (2008 only), and Other current liabilities

(2) Free cash flow calculated as EBITDA less interest, non-cash interest, taxes, and change in working capital

Citadel Securities September 16, 2010 | 39